October 27, 2017

TO:	Members of the Federal Home Loan Bank of Boston

SUBJECT:	Member Director Report of Election

The Federal Home Loan Bank of Boston is pleased to announce the results of the election of member directors for four-year terms beginning January 1, 2018 and ending December 31, 2021. The directors elected are indicated below.

CONNECTICUT

Number of CT Members Voting in Election (Total Ballots Received):	Not Applicable
Percent of CT Members Voting in Election	Not Applicable
Total Number of Eligible Votes in CT (Potential)	Not Applicable

Martin J. Geitz	Unopposed
President & Chief Executive Officer
The Simsbury Bank & Trust Company
Simsbury, CT

MASSACHUSETTS

Number of MA Members Voting in Election (Total Ballots Received):	Not Applicable
Percent of MA Members Voting in Election	Not Applicable
Total Number of Eligible Votes in MA (Potential)	Not Applicable

Donna L. Boulanger	Unopposed
President & Chief Executive Officer
North Brookfield Savings Bank
North Brookfield, MA

John W. McGeorge	Unopposed
Chairman of the Board
Needham Bank
Needham, MA

Members of the Federal Home Loan Bank of Boston
October 27, 2017

We extend a special note of thanks to all our members who participated in this year’s election process.

Sincerely,

/s/ Carol Hempfling Pratt

Carol Hempfling Pratt
Senior Vice President/General Counsel
Corporate Secretary